Exhibit 10.15
Skypath Networks, Inc.
SB-2 Amendment 1

                               INDENTURE OF LEASE

     This Indenture of Lease entered into this 26th day of April, 2004 by and between R & W Realty Co., of North Providence, Rhode Island (The "Lessor") and Skypath Networks of Warwick, Rhode Island ( The Lessee ).

     1. Lessor does hereby demise and lease unto the Lessee and the Lessee does hereby lease from Lessor on the terms, covenants, and conditions herein contained approximately Five Thousand (5,000) square feet of that certain building located at the corner of Thurber Boulevard and Douglas Pike in the Town of Smithfield, Rhode Island (9 Thurber Boulevard) and more particularly identified on Exhibit A attached hereto and incorporated herein by reference (the "Demised Premises " ).The Demised Premises shall be used solely by the Lessee for the purposes of administrative offices and for no other purpose whatsoever.

     2. To have and to hold the Demised Premises unto the said Lessee for and during the term of 62 months commencing as of June 1, 2004 and ending on July 31,2009 yielding and paying therefor during said term rent as follows:

         June & July 2004 - Rent Free
         8/1/04-7/31/05 : $14.50 PSF = $6,041.67/month
         8/1/05-7/31/06 : $15.50 PSF = $6,458.33/month
         8/1/05-7/31/07 : $16.00 PSF = $6,666.67/month
         8/1/07-7/31/08 : $16.00 PSF = $6,666.67/month
         8/1/08-7/31/09 : $16.50 PSF = $6,875.00/month

The Lease commencement shall be June 1st, 2004 and said monthly payments shall be payable, in advance, on the 1st day of each and every month during the term hereof until said rent is paid in full, commencing August 1st , 2004.

     Lessee shall give Lessor notice at least sixty (60) days prior to the end of the term hereof or any extension hereof, of its intention either to negotiate the terms and conditions of a new lease for its continued use of the Demised Premises or of its intention to permit this lease to expire. Lessee shall have an option to extend said Lease for 1 year at the same rental rate as the initial

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term.  Lessor  reserves the right to give Lessee notice at least sixty (60) days prior to the end of the term hereof of its desire to terminate this Lease upon the terms and conditions hereof or to negotiate the terms of a new lease if also desired by Lessee.

     3. If at any time during the initial term or any extension term of this lease the municipal real estate taxes upon the premises of which the Demised Premises are a part shall exceed the tax assessed as of December 31st, 2003 or the insurance provisions on said premises increase above those payable for 2004, then the rent herein reserved shall be increased by Lessee's Proportionate Share of such increases. For purpose of computing Lessee's Proportionate Share, the gross rentable area of the building shall never be deemed to be less than Nine Thousand (9000) square feet. Lessee's Proportionate Share shall be fifty-six (56%) percent, with the Demised Premises containing Five Thousand (5000) square feet and the Building containing Nine Thousand (9000) square feet. The percentage amount of such increases to be payable by Lessee shall be payable each year.

     4. Lessee shall pay all utilities to service space. Lessee shall also pay for its own janitorial services.

     5. In addition, Lessee shall pay to Lessor during the initial term or any extension term of this Lease, fifty-six (56%) percent of exterior maintenance of the building and common areas of which the Demised Premises are a part, which exterior maintenance shall include, but not be limited to, general grounds upkeep and maintenance, garbage removal and snowplowing.

     6. The Lessee covenants with the Lessor that it will pay said rent at the times and in the manner aforesaid and will also observe and obey all laws and ordinances respecting the premises of which the Demised Premises form a part and all rules and regulations established by the Lessor respecting the said premises and that in case of failure on its part to obey said laws, ordinances, rules and regulations, or to pay said rental within Twenty five (25) days subsequent to the time above specified (and it shall not be required that any demand be made for the same), or in case of failure on the part of the Lessee to perform all of the covenants and agreements contained in this Lease on the part of said Lessee to be kept and performed, or in the event that said Lessee shall vacate the Demised Premises, or make an assignment for the benefit of creditors, or if a receiver be appointed for said Lessee, or if said Lessee be adjudged bankrupt, or Lessee is generally not paying its debts as such debts become due, the said Lessor, in any of said events, shall be at liberty to enter upon the Demised

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Premises  and  declare  this  Lease  at  an  end  (without   thereby,   however,
relinquishing any rights against the Lessee or any party which shall have accrued to the Lessor) and take immediate possession of the Demised Premises, without being deemed guilty of any trespass and without being liable to the Lessee for any damages whatsoever that may result from said entry or taking of possession as aforesaid, and in any of such events, the Lessor shall be at liberty to pursue the above or any other remedy to which they may be entitled, either concurrently or successively, and, in its discretion, to declare the entire rent remaining for the balance of said term immediately due and payable.

     7. The Lessee covenants and agrees with the Lessor that it will keep the interior of the Demised Premises in good order and repair, including carpeting and setting of glass in all interior windows and doors during the term of this Lease and any continuation thereof. The Lessee shall not obstruct or permit to be obstructed the sidewalk or any stairways or other common areas of which the Demised Premises form a part.

     8. Excluding the negligence of the Lessor, the Lessee covenants and agrees to save the Lessor harmless from and against all loss, cost, damage and expense ( including attorneys fees ) arising out of injuries or damage to persons or property on the Demised Premises, or for any claims arising out of the use or abuse of any equipment or property on the Demised Premises, or in any way arising out of the use and occupation of the Demised Premises and appurtenances thereof, or arising out of or caused by, without limiting the generality of the foregoing, any leak, overflow, escape or flow of water, gas or any other substance from out of any pipe, piping, receptacle tank, cistern or from the roof.

     9. The Lessee covenants and agrees that it, at its own expense, will carry public liability insurance affecting the Demised Premises with limits of not less than One Million ( $1,000,00,000) Dollars for injury or damage in any one accident and property damage insurance with limits of Five Hundred Thousand ($500,000) Dollars in the name of the Lessee and Lessor, as insureds, and Lessee will deliver certificates of insurance thereof to Lessor evidencing payment of premiums thereof. The Lessee covenants and agrees, notwithstanding any negligence upon the part of the Lessor, to indemnify and keep Lessor harmless at all times against all loss, cost, expenses ( including attorneys fees ) and damages under any claim by any person or corporations based on, or in any way growing out of, directly or indirectly, the use, maintenance, control or occupation of the Demised Premises. The said Lessee further covenants to indemnify and keep harmless the Lessor against any lien, fine, loss, cost , damages and expenses (including attorneys fees) caused by any refusal or neglect on the part of the Lessee to comply with any governmental decree, regulation, order , statute, or ordinance , present or future, in any way affecting the Demised premises or the appurtenances thereto.

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     10. The Lessor and the Lessee and all  parties  claiming  under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance upon the premises of which the Demised Premises are a part, or covered by insurance upon the premises on activities conducted on the premises regardless of the cause of the damage or loss. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of any insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible, and should there be any additional charge for the same, Lessee shall pay such charge.

     11. The Lessee further covenants and agrees not to cause, suffer, or allow to be done on the said premises and the Demised Premises any act or thing which may make void or voidable or which shall increase the rates of any fire insurance on the premises of which the Demised Premises form a part.

     12. Lessee agrees that it will not place or permit to be placed upon the building in which said Demised Premises are situated any placard, sign or lettering of any nature whatsoever, unless and until permission from the Lessor shall first have been obtained so to do.

     13. Lessee agrees that all floor covering cemented to floors, wiring, piping, air-conditioning equipment and partitions and all constructions of a permanent character which may be installed in or attached in the Demised
Premises by the Lessee shall be and become part and parcel of the Demised Premises and shall not be removed therefrom except upon prior written consent of Lessor.

     14. Lessee agrees that it will not assign this lease nor sublet the whole or any part of the Demised Premises and will not make or suffer to be made any alterations in the Demised Premises without first having obtained the written consent of the Lessor to do so. If written consent of the Lessor is given to assign or sublet the Demised Premises, this shall not release the Lessee from its obligations hereunder. Lessee will, at the expiration or sooner termination hereof, or any extension or renewal hereof, quietly and peaceably surrender up possession of the Demised Premises to the Lessor in as good order as they now are or may be put in, ordinary wear and tear and damage by the elements excepted, and that the said Lessor or its servants and agents may at all reasonable times enter to inspect the Demised Premises and to make such repairs or improvements therein as the Lessor may deem desirable, it being understood that it shall not be the duty of the Lessor to make any interior repairs whatsoever.

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     15. In case the Demised  Premises or any part  thereof  shall be damaged by fire or other casualty so that the same or any part thereof shall become unfit for occupation and use, a just abatement of the rent shall be made until the same shall be repaired by the Lessor, provided, however, that if the Lessor shall elect not to repair the same, then this Lease shall terminate at the time of such damage. In case the Demised Premises or any part thereof shall be taken by any authority under the power of eminent domain, this Lease shall continue unless said taking shall interfere with the proper enjoyment of the Demised Premises by the Lessee. In any event, the entire proceeds of the award for said taking shall belong to the Lessor.

     16. The Lessee covenants and agrees with the Lessor that it shall not change the locks and keys to any part of the Demised Premises without first having obtained the written consent of the Lessor to do so.

     17. The Lessee shall pay and shall indemnify and save harmless the Lessor against any and all costs, including attorney's fees and court costs, that may be incurred by the Lessor in case of failure on the part of the Lessee to perform any or all of the covenants and agreements contained in this Lease on the part of the said Lessee to be kept and performed, including all attorney's fees and court costs that may be incurred by Lessor in the prosecution of any civil action for trespass and ejectment.

     18. Upon request by the Lessor, the Lessee shall subordinate its rights hereunder to any mortgage or mortgages hereinafter granted by Lessor on or affecting the Demised Premises.

     19. Lessor has provided heating equipment for the Demised Premises. Lessee has examined the same and is satisfied as to the adequacy thereof. The operation, care, service, maintenance of same is the sole responsibility of the Lessor.

     20. Lessor covenants with the Lessee, if Lessee shall not default in its covenants and agreements herein contained, during the continuance of this Lease, and the Lessee, paying the rent and performing all covenants and agreements on the part of the Lessee to be kept and performed, may peacefully hold and enjoy the Demised Premises during said term without any lawful let or hindrance by the Lessor or any person claiming by, through or under it.

     21. It is agreed that no waiver by the Lessor of any of the terms, conditions, or agreements herein contained shall be claims or relied upon by the Lessee unless the same shall be in writing and signed by the Lessor, and that no such waiver in respect to any of the terms, conditions or agreements hereof by

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the Lessor shall be held to be a waiver of any similar or other term, condition, or agreement herein contained.

     22. Wherever the term Lessee shall be used in this Lease, such term shall be deemed to include the heirs, executors, administrators, successors and assigns of the Lessee, whichever of said terms may be applicable ( provided that this paragraph shall not constitute permission for the Lessee to assign this Lease without the specific consent of the Lessor ), and whenever the context so permits, the term "it" or "its" shall be deemed to include "he, his, her, hers, their" or "theirs" , whichever of said terms shall be applicable.

     23. Before possession is taken, Lessee shall pay Lessor a Security Deposit in an amount equal to one month's rent. Upon termination of the Lease, Lessee shall be given the full amount of the Security Deposit, less a sum equal to (a) any upaid accrued rent, plus (b) the cost to clean and repair any physical damages to the Demised Premises, other than ordinary wear and tear.

     24. Whenever notice shall be given by either party, it shall be by certified mail, return receipt requested, addressed to the Lessor at 1565 Douglas Avenue, North Providence, Rhode Island 02904, and to the Lessee at 1 Thurber Boulevard, Smithfield, Rhode Island 02917.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                LESSOR:
                                R & W Realty Co.

                                By: /s/ President


                                LESSEE:
                                Skypath Networks

                                By: /s/ David R. Paolo
                                (Authorized Signature)


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